Exhibit 99.2

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT, dated as of May 18, 2025 (this “Agreement”), is among TransDigm Inc., a Delaware corporation (“Parent”), TDG Rise Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholders of Servotronics, Inc., a Delaware corporation (the “Company”) set forth on Schedule I attached thereto (each a, “Stockholder” and together, the “Stockholders”).

WHEREAS, each Stockholder beneficially owns (as defined in Rule 13d-3 under the Exchange Act) the number of shares of common stock, par value $0.20 per share, of the Company (“Company Shares”) set forth opposite such Stockholder’s name on Schedule I hereto;

WHEREAS, Parent, Merger Sub and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”), to provide for (i) the making of a cash tender offer (such cash tender offer, as it may be amended from time to time in accordance with the terms of the Merger Agreement, the “Offer”) to purchase all issued and outstanding Company Shares, and (ii) following the consummation of the Offer, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, as an inducement to and condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement; and

WHEREAS, capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Agreement to Tender.

(a)       Each Stockholder hereby agrees to validly tender or cause to be tendered in the Offer all Company Shares currently beneficially owned by such Stockholder and any additional Company Shares with respect to which such Stockholder becomes the beneficial owner (including, without limitation, by settlement of Company PSUs or otherwise) after the date of this Agreement (collectively, but excluding any shares that are disposed of in compliance with Section 7(b), the “Subject Shares”) pursuant to and in accordance with the terms of the Offer no later than ten (10) Business Days after the receipt by such Stockholder of the Offer Documents (as contemplated by Section 1.01(g) of the Merger Agreement). In furtherance of the foregoing, at the time of such tender, each Stockholder shall deliver all documents or instruments in the form required to be delivered by the other stockholders of the Company pursuant to the terms of the Offer, and/or instruct its broker or such other Person that is the holder of record of any Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer and as set forth in the Offer to Purchase. Each Stockholder agrees that once the Subject Shares are tendered, such Stockholder will not withdraw or cause to be withdrawn any of the Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 13.

(b)       If the Offer is terminated or withdrawn by Merger Sub, or the Merger Agreement is terminated prior to the Acceptance Time, Merger Sub shall (and the Parent shall cause Merger Sub to) promptly return, and shall cause any depositary acting on behalf of Merger Sub to return, in accordance with applicable Law, all tendered Subject Shares to the registered holders thereof.

2.            Voting of Subject Shares; Irrevocable Proxy.

(a)       At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, or as part of or in connection with any action by written consent in lieu of meeting of stockholders of the Company, each Stockholder shall, or shall cause the holder of record on any applicable record date to, vote, or express consent or dissent with respect to, the Subject Shares (to the extent that any of the Subject Shares have not already been purchased in the Offer) (i) in favor of (A) approval and adoption of the Merger and the Merger Agreement and each of the other transactions contemplated by the Merger Agreement, and (B) approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for the approval and adoption of the Merger and Merger Agreement on the date on which such meeting is held, and (ii) against (A) any agreement or arrangement related to or in furtherance of any Acquisition Proposal, (B) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, (C) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or that would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated by the Merger Agreement, or (D) any action, proposal, transaction or agreement that would reasonably be expected to result in (x) a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement, or (y) the failure of any of the Tender Offer Conditions to be satisfied, and (iii) in favor of any other action necessary for the consummation of the transactions contemplated by the Merger Agreement, which is considered at any such meeting of stockholders, and in connection therewith to execute any documents reasonably requested by Parent that are necessary or appropriate in order to effectuate the foregoing. The foregoing obligations shall apply regardless of the recommendation of the Company Board with respect to such matter. Notwithstanding the foregoing, nothing in this Section 2(a) shall be construed as giving Parent any direct or indirect ability to exercise or direct the exercise of any voting power with respect to the Subject Shares in an election of directors of the Company or any other matter not described in this Section 2(a).

(b)      Each Stockholder, effective if, and only if, such Stockholder has not delivered to the Secretary of the Company at least ten (10) Business Days prior to the meeting at which any of the matters described in Section 2(a) is to be considered a duly executed irrevocable proxy card in form and substance reasonably acceptable to Parent (provided that sensitive information, such as account numbers, may be redacted from the proxy card provided to Parent) directing that the Subject Shares be voted in accordance with Section 2(a), hereby irrevocably appoints Parent as attorney-in-fact and proxy for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to: (i) attend any and all stockholder meetings of the Company with respect to the matters set forth in Section 2(a); (ii) vote, express consent or dissent or issue instructions to the record holder to vote, express consent or dissent with respect to the Subject Shares in accordance with the provisions of Section 2(a) at any such meeting; and (iii) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 2(a), all written consents with respect to the Subject Shares. The foregoing proxy, if it becomes effective, shall be deemed to be a proxy coupled with an interest, shall be irrevocable and shall not be terminated by operation of law or upon the occurrence of any other event other than the valid termination of this Agreement pursuant to Section 13. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 2(a) hereof. The irrevocable proxy set forth in this Section 2(b) is executed and intended to be irrevocable, subject, however, to automatic termination, upon the termination of this Agreement pursuant to Section 13.

3.            Documentation and Information. No Stockholder shall make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Law. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holdings of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release, the Offer Documents, the Company’s Schedule 14D-9, any Proxy Statement of the Company (in each case, including all schedules and documents filed with the SEC) or any other disclosure document in connection with the Offer, the Merger and the other transactions contemplated by the Merger Agreement and (b) agrees to promptly give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.            No Solicitation of Acquisition Proposals. Each Stockholder shall not, and shall not knowingly permit any Representative of such Stockholder to, (a) directly or indirectly, solicit, initiate, encourage or facilitate any inquiry, offer or proposal with respect to, or that constitutes or would reasonably be expected to lead to, an Acquisition Proposal or a proposal to acquire any of the Subject Shares or (b) directly or indirectly, enter into, continue or otherwise engage or participate in any discussions or negotiations with respect to an Acquisition Proposal or provide information to any Person with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal or a proposal to acquire any of the Subject Shares.

5.            Representations and Warranties of Stockholders. Each Stockholder represents and warrants (severally and not jointly) to Parent and Merger Sub as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof, as of the Acceptance Time and, if the Subject Shares have not been previously accepted for payment pursuant to the Offer, as of the Effective Time):

(a)       Organization. Such Stockholder, if other than an individual person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)       Authorization. Such Stockholder has all requisite corporate, limited liability company, partnership, trust, or individual power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, partnership or trust action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

(c)       No Violation.

(i)       The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (A)  conflict with, or result in violation of any provision of its certificate or articles of incorporation, bylaws or similar organizational documents, (B) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Stockholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which such Stockholder is a party or (C) assuming compliance with the matters referred to in Section 5(c)(ii), violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or its properties or assets, except, in the case of clauses (B) and (C), for such matters as would not, individually or in the aggregate, reasonably be expected to prevent, delay, impair or otherwise adversely affect, in each case, in any material respect, the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(ii)       No action or consent or approval of, or review by, or registration or filing by such Stockholder with, any Governmental Authority is required in connection with the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G as may be required in connection with this Agreement and the transactions contemplated hereby.

(d)      Ownership of Subject Shares. As of the date hereof, such Stockholder is, and (except with respect to any Subject Shares Transferred (as defined below) in accordance with Section 7(b) or accepted for payment pursuant to the Offer) at all times during the Agreement Period (as defined below) will be, the beneficial owner of, and have good and marketable title to, such Subject Shares with no restrictions on such Stockholder’s rights of disposition pertaining thereto. Other than as provided in this Agreement, such Stockholder has, and (except with respect to any Subject Shares Transferred in accordance with Section 7(b)) at all times during the Agreement Period will have, the sole power, directly or indirectly, to tender and dispose of and to vote the Subject Shares, and to demand or waive any appraisal rights or issue instructions pertaining to the Subject Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has, and (except with respect to any Subject Shares Transferred in accordance with Section 7(b)) at all times during the Agreement Period will have, the complete and exclusive power to, directly or indirectly, (i) issue (or cause the issuance of) instructions with respect to the matters set forth in this Agreement, (ii) agree to all matters set forth in this Agreement and (iii) demand and waive any applicable appraisal or dissent rights. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of Company Shares set forth on the signature page hereof are the only Company Shares beneficially owned by such Stockholder on the date of this Agreement. Other than the Subject Shares, such Stockholder does not own any Company Shares or any options to purchase or rights to subscribe for or otherwise acquire any Company Securities and has no interest in or voting rights with respect to any Company Securities. Except as provided in this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which Stockholder is a party obligating such Stockholder to Transfer or cause to be Transferred, any of the Subject Shares. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(e)       No Proxies. None of the Subject Shares are subject to any voting agreement or proxy (other than an ordinary course revocable proxy card or voting instruction form granted on management’s blue card or form in connection with the Company’s annual meeting of stockholders scheduled for June 3, 2025).

(f)       Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Stockholder, threatened against or otherwise affecting, such Stockholder or any of its properties or assets (including the Subject Shares) that could reasonably be expected to impair in any material respect the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g)      Opportunity to Review; Reliance. Such Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of its own choosing. None of Parent, Merger Sub or the Company, or their respective counsel, has provided advice to such Stockholder with respect to this Agreement or the validity or effect of this Agreement. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h)      Finders’ Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder in its or his capacity as such.

6.            Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, severally and not jointly, represent and warrant to the Stockholders, as of the date hereof and as of the Acceptance Time, that (a) such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) such party has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder, (c) the execution and delivery by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such party and (d) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

7.            No Proxies for or Encumbrances on Subject Shares.

(a)      Except pursuant to the terms of this Agreement, during the Agreement Period, each Stockholder shall not (nor shall it permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, powers of attorney, rights of first offer or refusal, or enter into any voting trust or voting agreement or arrangement with respect to any Subject Shares (other than an ordinary course revocable proxy card or voting instruction form granted on management’s blue card or form in connection with the Company’s annual meeting of stockholders scheduled for June 3, 2025), (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any Subject Shares, (iii) otherwise permit any encumbrance to be created on any Subject Shares, or (iv) enter into any contract, agreement, option, instrument or other arrangement or understanding with respect to the direct or indirect Transfer of any Subject Shares. Each Stockholder shall not, and shall not permit any Person under such Stockholder’s control or any of its or their respective representatives to, seek or solicit any such Transfer or any such contract, agreement, option, instrument or other arrangement or understanding. Without limiting the foregoing, each Stockholder shall not take any other action that would in any way restrict, limit or interfere in any material respect with the performance of such Stockholder’s obligations hereunder or the transactions contemplated by the Merger Agreement.

(b)      Notwithstanding the foregoing, each Stockholder shall have the right to Transfer all or any portion of its Subject Shares to a Permitted Transferee of such Stockholder if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute Stockholder for all purposes of this Agreement. “Permitted Transferee” means any affiliate of Stockholder.

(c)      Each Stockholder hereby authorizes Parent and Merger Sub to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement.

8.            Waiver of Appraisal Rights; Proceedings. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf and on behalf of any other holder of Subject Shares, any rights of appraisal, any dissenters’ rights or any similar rights relating to the Merger that such Stockholder may have by virtue of, or with respect to, any Subject Shares.  Each Stockholder also agrees not to commence or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Proceedings, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any Proceedings (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, including the Offer and Merger, or (2) alleging a breach of any fiduciary duty of the Company Board or any committee thereof or any officer of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby

9.            Directors and Officers. This Agreement shall apply to each Stockholder solely in its capacity as a holder of Company Shares, Company PSUs or other equity interests in the Company. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require a Stockholder to attempt to) (a) limit or restrict any actions or omissions of a director or officer of the Company, including the Stockholder and including, without limitation, (i) in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director or officer of the Company, (ii) in his or her capacity as a trustee or fiduciary of any of the Company’s plans or trusts or (iii) in the exercise of his or her role as a director or officer of the Company in carrying out the process contemplated in Section 5.04 of the Merger Agreement or (b) prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any of the Company’s plans or trusts from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

10.          Notices of Certain Events. Each Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Section 5 hereof. Each Stockholder shall notify Parent of the number of any new Subject Shares acquired by such Stockholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof.

11.          Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

12.          Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

13.          Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earliest to occur of (a) the Acceptance Time, (b) the termination of this Agreement by written notice from Parent to the Stockholders, (c) any reduction of the Offer Price (except as provided in Section 2.06 of the Merger Agreement), and (d) the termination of the Merger Agreement in accordance with its terms (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (i) this Section 13 and Section 14 shall survive such termination and (ii) no such termination shall relieve or release any Stockholder, Parent or Merger Sub from any obligations or liabilities arising out of its breach of this Agreement prior to its termination.

14.          Miscellaneous.

(a)       Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

(b)       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, dispatched by a nationally recognized overnight courier service or sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)       If to Parent or Merger Sub, to:

TransDigm Inc. US Bank Centre 1350 Euclid Avenue, Suite 1600 Cleveland, OH 44115 Attention: Jessica L. Warren, General Counsel Email: jwarren@transdigm.com with courtesy copies (which courtesy copy shall not constitute notice) to:

Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, OH 44114
Attention: John Allotta and John Harrington
Email: jallotta@bakerlaw.com; jharrington@bakerlaw.com

(ii)      If to Stockholder, to:

c/o Servotronics, Inc. 1110 Maple Street Elma, NY 14059 Attention: William F. Farrell, Jr., Chief Executive Officer Email: bfarrell@servotronics.com with courtesy copies to:

Bond, Schoeneck & King, PLLC 200 Delaware Avenue, Suite 900 Buffalo, NY 14202 Attention: Michael C. Donlon, Esq. Email: mdonlon@bsk.com or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; when dispatched, if sent by email, on the sate sent if sent during normal business hours of the recipient and on the next Business Day if sent after normal business hours of the recipient; one day after being delivered to the courier, if sent by overnight courier service.

(c)       Amendment and Waivers. Any provision of this Agreement may be amended or waived during the Agreement Period (as defined below) if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

(d)      Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Neither Stockholder, on the one hand, nor Parent or Merger Sub, on the other hand, may assign or delegate this Agreement or any of its rights, interests or obligations hereunder (whether by operation of law or otherwise) without the prior written approval of Parent or the Stockholders, as applicable, except that each of Parent and Merger Sub may transfer or assign their respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their respective affiliates at any time; provided that such transfer or assignment shall not relieve such Person of its obligations under this Agreement.

(e)       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i)       This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii)      Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14(b). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(iii)      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(E).

(f)       Severability. If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions (or part thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(g)      Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or Federal Court of the United States of America, or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. Any party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled.

(h)      Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense, whether or not the transactions contemplated by this Agreement are consummated.

(i)       Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(j)       Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof.

(k)      Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The meanings assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term, and words denoting any gender shall include all genders. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(l)       No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(m)     No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise specifically provided herein.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT:

TRANSDIGM INC.

By:	/s/ Kevin Stein
Name: Kevin Stein
Title: President and CEO

MERGER SUB:

TDG RISE MERGER SUB, INC.

By:	/s/ Kevin Stein
Name: Kevin Stein
Title: CEO

Parent and Merger Sub Signature Page to Tender and Support Agreement

STOCKHOLDERS:

/s/ William F. Farrell, Jr.
William F. Farrell, Jr.

/s/ Christopher M. Marks
Christopher M. Marks

/s/ Karen L. Howard
Karen L. Howard

/s/ Brent D. Baird
Brent D. Baird

/s/ Evan H. Wax
Evan H. Wax

WAX ASSET MANAGEMENT, LLC

By:	/s/ Evan Wax
Name: Evan Wax
Title: President

/s/ Robert A. Fraass
Robert A. Fraass

/s/ James Takacs
James Takacs

Stockholder Signature Page to Tender and Support Agreement

SCHEDULE I

Stockholder Name	Company Shares
William F. Farrell, Jr.	17,553
Christopher M. Marks	15,500
Karen L. Howard	6,465
Brent D. Baird	278,464
Evan H. Wax	6,465
Wax Asset Management, LLC	179,389
Robert A. Fraass	2,047
James Takacs	11,761

Schedule I